Exhibit 10.22

NOTE CANCELLATION AGREEMENT

This Note Cancellation Agreement (the “Agreement”) is entered into August 9, 2023, effective as of July 1, 2023 (the “Effective Date”), by and between Safe & Green Holdings Corp. (the “Lender”) and Safe and Green Development Corporation (the “Borrower”). Borrower and Lender may be referred to individually as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, Borrower is indebted to Lender as evidenced by that certain Promissory Note dated December 19, 2021, made by Borrower in favor of Lender in the amount of FOUR MILLION TWO HUNDRED THOUSAND DOLLARS ($4,200,000.00) (the “Note”).

WHEREAS, Borrower has made payments on the Note, which have been accepted and applied to the balance by Lender, with the current balance of the Note being FOUR MILLION DOLLARS AND 00/100 ($4,000,000.00) (the “Balance”).

WHEREAS, Borrower and Lender have mutually agreed to cancel and forgive the remaining Balance of the Note, being, according to the terms and conditions set forth herein.

1.	Cancellation of Promissory Note

The Parties agree and affirm that as of the Effective Date the Balance shall be forgiven by Lender in its entirety and Borrower shall have no further obligation to Borrower with respect to the Note.

2.	Ratification

The Parties acknowledge, agree and represent that this Agreement is a legal, valid and binding obligation and is binding upon it according with its terms, that it has the corporate authority to enter into this Agreement, and that it has obtained all corporate approvals necessary to enter into this Agreement.

3.	Release

To the extent that Borrower and/or Lender has any claims, offsets, defenses to or counterclaims against the other, the same are hereby irrevocably waived and released in their entirety.

4.	Applicable Law

This Agreement, and all matters relating hereto or arising therefrom, shall be construed and enforced in accordance with the laws of the state of New York, without regard to conflicts of laws principles. Borrower and Lender hereby consent to the exclusive jurisdiction of the state and federal courts located in the state of New York and irrevocably here that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts.

5.	Independent Advice

Each Party hereby represents and warrants that it has had the opportunity to seek the advice of its own independent legal counsel and financial advisors with respect to the provisions of this Agreement. Each Party represents to the other that in executing this Agreement, it has read this Agreement, and such Party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

This Agreement is entered into as of the date indicated above and effective as of the Effective Date.

LENDER	BORROWER

Safe & Green Holdings Corp.	Safe and Green Development Corporation

/s/ Tricia Kaelin	/s/ Nicolai Brune
Tricia Kaelin	Nicolai Brune
CFO	CFO